As filed with the Securities and Exchange Commission on May 2, 2025

Registration No. 333-118059

Registration No. 333-135242

Registration No. 333-151195

Registration No. 333-159712

Registration No. 333-159713

Registration No. 333-167180

Registration No. 333-173769

Registration No. 333-183071

Registration No. 333-186827

Registration No. 333-189393

Registration No. 333-190177

Registration No. 333-197407

Registration No. 333-205827

Registration No. 333-211379

Registration No. 333-218431

Registration No. 333-226245

Registration No. 333-236105

Registration No. 333-256489

Registration No. 333-265080

Registration No. 333-273478

Registration No. 333-279414

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118059

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135242

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151195

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159712

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159713

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167180

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173769

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183071

Post-Effective Amendment No. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186827

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189393

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190177

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197407

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205827

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211379

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218431

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226245

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236105

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256489

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265080

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273478
Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-279414

UNDER
THE SECURITIES ACT OF 1933

NeuroMetrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3308180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan

NeuroMetrix, Inc. 2004 Employee Stock Purchase Plan

NeuroMetrix, Inc. 2009 Non-Qualified Inducement Stock Plan

Neurometrix, Inc. Twelfth Amended and Restated 2004 Stock Option and Incentive Plan

NeuroMetrix, Inc. 2022 Equity Incentive Plan

NeuroMetrix, Inc. Employee Stock Purchase Plan

(Full title of the plans)

Shai N. Gozani, M.D., Ph.D. President and Chief Executive Officer NeuroMetrix, Inc. 4B Gill Street Woburn, Massachusetts 01801
(Name and address of agent for service)

(781) 890-9989
(Telephone number, including area code, of agent for service)

Copies to:

Megan N. Gates, Esq.
Covington & Burling LLP
One International Place, Suite 1020
Boston, MA 02111
(617) 603-8805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by NeuroMetrix, Inc., a Delaware corporation (the “Registrant”), terminate all offerings and deregister all shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”), that remain unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”).

●	Registration Statement on Form S-8 (No. 333-118059) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on August 9, 2004.

●	Registration Statement on Form S-8 (No. 333-135242) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on June 22, 2006.

●	Registration Statement on Form S-8 (No. 333-151195) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 27, 2008.

●	Registration Statement on Form S-8 (No. 333-159712) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on June 3, 2009.

●	Registration Statement on Form S-8 (No. 333-159713) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on June 3, 2009.

●	Registration Statement on Form S-8 (No. 333-167180) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 28, 2010.

●	Registration Statement on Form S-8 (No. 333-173769) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on April 28, 2011.

●	Registration Statement on Form S-8 (No. 333-183071) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on August 3, 2012.

●	Registration Statement on Form S-8 (No. 333-186827), pertaining to the registration of the securities described in such Registration Statement, which was originally filed with the SEC on February 25, 2013.

●	Registration Statement on Form S-8 (No. 333-189393) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on June 17, 2013.

●	Registration Statement on Form S-8 (No. 333-190177) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on July 26, 2013.

●	Registration Statement on Form S-8 (No. 333-197407) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on July 14, 2014.

●	Registration Statement on Form S-8 (No. 333-205827) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on July 23, 2015.

●	Registration Statement on Form S-8 (No. 333-211379) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 13, 2016.

●	Registration Statement on Form S-8 (No. 333-218431) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on June 1, 2017.

●	Registration Statement on Form S-8 (No. 333-226245) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on July 19, 2018.

●	Registration Statement on Form S-8 (No. 333-236105) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on January 28, 2020.

●	Registration Statement on Form S-8 (No. 333-256489) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 26, 2021.

●	Registration Statement on Form S-8 (No. 333-265080) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 19, 2022.

●	Registration Statement on Form S-8 (No. 333-273478) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on July 27, 2023.

●	Registration Statement on Form S-8 (No. 333-279414) pertaining to the registration of the securities described in such Registration Statement, which was filed with the SEC on May 15, 2024.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2024, among the Registrant, electroCore, Inc. a Delaware corporation (“Parent”), and Nexus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective on May 1, 2025.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on May 2, 2025:

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani, M.D., Ph.D.
Name:	Shai N. Gozani, M.D., Ph.D.
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.